                                                                     EXHIBIT 4.5

                             SIEBEL SYSTEMS, INC.

                         Registration Rights Agreement

                                November 1, 1997

Article  1. General.................................  1
       1.1  Definitions.............................  1

Article 2.  Registration; Restrictions on Transfer..  2
       2.1  Restrictions on Transfer................  2
       2.2  Automatic S-3 Registration..............  3
       2.3  Expenses of Registration................  4
       2.4  Obligations of the Company..............  4
       2.5  Termination of Registration Rights......  5
       2.6  Delay of Registration...................  5
       2.7  Indemnification.........................  5
       2.8  No Assignment of Registration Rights....  7

Article  3. Miscellaneous...........................  7
       3.1  Governing Law...........................  7
       3.2  Successors and Assigns..................  7
       3.3  Separability............................  7
       3.4  Amendment and Waiver....................  7
       3.5  Delays or Omissions.....................  7
       3.6  Notices.................................  7
       3.7  Titles and Subtitles....................  8
       3.8  Counterparts............................  8

                         REGISTRATION RIGHTS AGREEMENT

  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 1st day of November 1997, by and among SIEBEL SYSTEMS, INC., a Delaware corporation (the "Company"), and the persons and entities set forth on Exhibit A attached hereto. Such persons and entities shall be referred to hereinafter as the "Purchasers" and each individually as a "Purchaser."

                                    RECITALS

  WHEREAS, the Company has entered into an Agreement and Plan of Merger and Reorganization with Nomadic Systems, Inc. ("Nomadic") and certain stockholders of Nomadic, dated as of October 13, 1997 (the "Acquisition Agreement"), pursuant to which the Company will issue shares (the "Shares") of the Company's Common Stock, par value of $.001 per share ("Common Stock"), to the stockholders of Nomadic (the "Stockholders") in connection with the merger of a subsidiary of the Company with and into Nomadic; and

  WHEREAS, the Acquisition Agreement provides that the Stockholders be granted certain registration rights with respect to the Shares as set forth in the Agreement;

  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Acquisition Agreement, the parties mutually agree as follows:

                                   ARTICLE 1

                                    General

  1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

  "HOLDER" means any person owning of record Registrable Securities.

  "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

  "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction (other than as a result of any transfer pursuant to Section 2.1(iii) hereof) or (ii) any securities which may be sold by a Holder under Rule 144 during any ninety (90) day period.

  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees

                                       1.

and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

  "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                                   ARTICLE 2


                     REGISTRATION; RESTRICTIONS ON TRANSFER

  2.1  RESTRICTIONS ON TRANSFER.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1, provided and to the extent such Section is then applicable. This Section shall not be applicable if:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144; or

               (iii) There is a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder (it being agreed that the Company will not require opinions of counsel for such transfers).

          (b) Each certificate representing the Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE

                                       2.

     SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 AUTOMATIC S-3 REGISTRATION.

          2.2.1 The Company will file a Form S-3 registration statement covering Registrable Securities as provided in the Acquisition Agreement. In accordance with the Acquisition Agreement, the Company has agreed to use its best efforts to cause such registration statement to become effective as soon as practicable after the release of the Company's financial results for the quarter ending September 30, 1997, and, in any event, not later than November 15, 1997. Subject to Section 2.2.2, the Company agrees to keep such registration statement effective until the earlier of: (i) one (1) year (or such longer period in the event of a blackout period as described in Section 2.2.2) or (ii) such time as all shares of Common Stock covered by such Registration Statement are no longer Registrable Securities. Except as otherwise provided in this Section 2.2, the registration statement covered by this Section 2.2 shall be subject to the provisions of this Agreement.

          2.2.2 Notwithstanding any other provision of this Agreement, the Holders understand that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the development of any non-public information, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of copies of an appropriately supplemented or amended prospectus and, if so directed by the Company, such Holder will use its best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the appropriate supplemented or amended prospectus.

          2.2.3 A registration filed pursuant to this Section 2.2 will not be deemed to have been effected unless it has become effective; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court which prevents the

                                       3.

successful completion of such offering and which was not caused by the actions of any Holder, such registration will be deemed not to have been effected.

     2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, which has been subsequently withdrawn at the request of the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to registration pursuant to Section 2.2 in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) subject to such registration in proportion to the number of shares for which registration was sought. If the Company is required to pay the Registration Expenses of a withdrawn, then the Holders shall not forfeit their rights to a registration pursuant to Section 2.2.

     2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          2.4.1 Prepare (and provide the Holders an opportunity to review) and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to the earlier of: (i) one (1) year (or such longer period in the event of a blackout period as described in Section 2.2.2) or (ii) such time as all shares of Common Stock covered by such registration statement are no longer Registrable Securities.

          2.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          2.4.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          2.4.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          2.4.5 Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                       4.

     2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article II shall terminate and be of no further force and effect at such time as the obligations of the Company under Section 2.2 have been satisfied.

     2.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2:

          2.7.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          2.7.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation;

                                       5.

provided, however, that the indemnity agreement contained in this Section 2.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

          2.7.3  Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

          2.7.4 If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          2.7.5 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to the indemnified party, the indemnified party had an obligation to furnish such Final Prospectus to the person asserting the loss, liability, claim or damage and the indemnified party did not so furnish the Final Prospectus to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          2.7.6  The obligations of the Company and Holders under this Section
2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                                       6.

     2.8 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article II may not be assigned by a Holder to any transferee of Registrable Securities (other than a transferee under a transfer made pursuant to Section 2.1(iii) hereof).


                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     3.3 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.4 AMENDMENT AND WAIVER.

          3.4.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at a majority of the then outstanding Registrable Securities.

          3.4.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

     3.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     3.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                                       7.

     3.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                       8.

  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

SIEBEL SYSTEMS, INC.                                  PURCHASERS:


By: /s/ Howard H. Graham                              /s/ Young A. Sohn
    ----------------------------------                -------------------------------------
                                                      YOUNG A. SOHN

Title: Senior Vice President, Finance and             Address:   2 Orchard Ct.
       ----------------------------------                        --------------------------
       Administration and Chief Financial                        Montclair, NJ 07042
       ----------------------------------                        --------------------------
       Officer                                        Facsimile:
       ----------------------------------                        --------------------------

                                                      /s/ Woon Chul Bak
                                                      --------------------------------------
Address:                                              WOON CHUL BAK
1855 South Grant Street                               Address:    16 Angela Ct.
San Mateo, CA  94402                                              --------------------------
                                                                  East Hanover, NJ 07936
                                                                  --------------------------
                                                      Facsimile:
                                                                 ---------------------------

                                                      /s/ Jin Soo Chang
                                                      --------------------------------------
                                                      JIN SOO CHANG

                                                      Address:   193 Waterside Dr.
                                                                 ---------------------------
                                                                 Little Ferry, NJ 07643
                                                                 ---------------------------
                                                      Facsimile:
                                                                 ---------------------------

                                                      /s/ Jae Joon Ahn
                                                      --------------------------------------
                                                      JAE JOON AHN

                                                      Address:   31 Ridge Road
                                                                 ---------------------------
                                                                 Norwood, NJ 07648
                                                                 ---------------------------
                                                      Facsimile:
                                                                 ---------------------------


                                                      /s/ Mark Armenante
                                                      --------------------------------------
                                                      MARK ARMENANTE

                                                      Address:   27450 Edgerton Road
                                                                 ---------------------------
                                                                 Los Altos Hills, CA 94022
                                                                 ---------------------------
                                                      Facsimile:
                                                                 ---------------------------


                                                      /s/ Raymond Li
                                                      --------------------------------------
                                                      RAYMOND LI

                                                      Address:   707 Palmer Ave.
                                                                 ---------------------------
                                                                 Holmdel, NJ 07733
                                                                 ---------------------------
                                                      Facsimile:
                                                                 ---------------------------

                                                      /s/ Jack Boyle
                                                      --------------------------------------
                                                      JACK BOYLE

                                                      Address:   22 Marlo Road
                                                                 ---------------------------
                                                                 Wayne, NJ 07470
                                                                 ---------------------------
                                                      Facsimile:
                                                                 ---------------------------


                                       9.

                         REGISTRATION RIGHTS AGREEMENT

                            SCHEDULE OF PURCHASERS


                Name of Purchaser              NUMBER OF SHARES
---------------------------------------------------------------

Young Sohn                                          85,811
---------------------------------------------------------------
Woon Chul Bak                                       63,564
---------------------------------------------------------------
Jin Soo Chang                                       63,564
---------------------------------------------------------------
Jae Joon Ahn                                        63,564
---------------------------------------------------------------
Mark Armenante                                      12,712
---------------------------------------------------------------
Raymond Li                                          7,945
---------------------------------------------------------------
Jack Boyle                                          3,178
---------------------------------------------------------------